EXHIBIT 77Q1(a)

                      AMENDMENT DATED AS OF MAY 2, 2003 TO

                          DECLARATION OF TRUST OF JOHN

                         HANCOCK VARIABLE SERIES TRUST I

                                  (THE "TRUST")


     The Trust's Declaration of Trust dated February 21, 1988 is hereby amended as of May 2, 2003, in the manner and to the extent set forth below:

1. DEFINED TERMS. Except as otherwise defined in this Amendment, terms used in this Amendment shall have the meanings ascribed to them in the Declaration of Trust.

2. ESTABLISHMENT OF SHARE CLASSES. For each Portfolio that now exists, its currently authorized or outstanding Shares are hereby denominated "Class 1 Shares" and new classes of shares, denominated "Class 2 Shares," "Class 3 Shares," "Class 4 Shares," and "Class 5 shares" are hereby created for each such Portfolio. The Shares of any Portfolio that is hereafter created shall also be divided into Class 1, 2, 3, 4 and 5 Shares. The rights, obligations and preferences of these Shares classes of each Portfolio shall be as set forth in Sections 3. and 4. of this Amendment below, except as may otherwise be provided in any future amendments to the Declaration of Trust that may be approved by a majority of the Trust's Trustees then in office.

3. Except as described below, each class of a Portfolio's Shares shall be identical in all respects to each other Class of that Portfolio's Shares , and shall have the same preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as does each such other class.

     (a)  For purposes of computing the net asset values of a Portfolio's
          Shares: (1) only the Class 2, 3, 4 and 5 Shares shall be charged with fees under any plan adopted pursuant to Rule 12b-1 for that Portfolio under the 1940 Act; (2) each class of the Portfolio's then outstanding Shares shall be separately charged with other expenses, liabilities or losses of that Portfolio that are properly allocable to that class pursuant to paragraph (a)(1) of Rule18f-3; and (3) no dividends or other distributions shall be charged against any Class of a Portfolio's Shares other than those actually paid to holders of that class's Shares.

     (b) A Portfolio's dividends and distributions (including those in connection with any liquidation of the Portfolio), gains and losses, as well as other expenses that are not allocated differently as between the Portfolio's classes pursuant to (a) above, shall be allocated between that Portfolio's then outstanding classes on a consistent basis in accordance with the requirements of Rule 18f-3(c)(1) and the terms of a plan, as in effect from time to time under Rule 18f-3.

     4. The holders of Shares of the Trust shall be entitled to one vote for each full Share, and a fractional vote for each fractional Share, irrespective of the class, then standing in the holder's name on the books of the Trust. On any matter submitted to a vote of the shareholders, all Shares of the Trust then issued and outstanding and entitled to vote shall be voted in the aggregate and not by class except (i) as otherwise required by law, in which case no aggregate vote shall be required, or (ii) if the Board of Trustees determines that any matter concerns only one or more classes, only holders of that class or those classes may vote on the matter.

     IN WITNESS WHEREOF, the undersigned have executed this instrument this second day or May, 2003.



    /s/ Elizabeth G. Cook                         /s/Hassell H. McClellan
    ---------------------                         -----------------------
    Elizabeth G. Cook                             Hassell H. McClellan


    /s/ Kathleen F. Driscoll                      /s/ Michele G. Van Leer
    ------------------------                      -----------------------
    Kathleen F. Driscoll                          Michele G. Van Leer


    /s/ Diane C. Kessler                          /s/ Robert F. Verdonck
    --------------------                          ----------------------
    Diane C. Kessler                              Robert F. Verdonck

                     Being all of the Trustees of the Trust.



     Then personally appeared the above-named Elizabeth G. Cook, Kathleen F. Driscoll, Diane C. Kessler, Hassell H. McClellan, Michele G. Van Leer and Robert
F. Verdonck, who severally acknowledged the foregoing instrument to be their free act and deed.



                              Before me



                                /s/ Rosalie M. Calabraro
                                ---------------------------
                                    Notary Public


My commission expires:                                          [Seal]

September 9, 2009
-----------------

                                                                 EXHIBIT 77Q1(a)

                   AMENDMENT DATED AS OF SEPTEMBER 24, 2003 TO
                              DECLARATION OF TRUST
                                       OF
                      JOHN HANCOCK VARIABLE SERIES TRUST I
                                  (THE "TRUST")

     The Trust's Declaration of Trust dated February 21, 1988, as amended May 2, 2003, is hereby amended as of September 24, 2003, in the manner and to the extent set forth below:

1. DEFINED TERMS. Except as otherwise defined in this Amendment, terms used in this Amendment shall have the meanings ascribed to them in the Declaration of Trust.

2. DESIGNATION OF SHARE CLASSES. For each Portfolio that now or in the future exists, its class of Shares that is denominated as "Class 1 Shares" in the May 2, 2003 amendment to the Declaration of Trust is hereby redesignated as "Initial Class Shares," the class of Shares denominated as Class 2 Shares is hereby redesignated "Service Class A Shares," the class of Shares denominated as Class 3 Shares is hereby redesignated "Service Class B Shares," the class of Shares denominated as Class 4 Shares is hereby redesignated "Service Class C Shares" and the class of Shares denominated as Class 5 Shares is hereby redesignated "Service Class D Shares."

IN WITNESS WHEREOF, the undersigned have executed this instrument this twenty-fourth day or September, 2003.


            /s/ Elizabeth G. Cook                /s/ Hassell H. McClellan
            ---------------------                ------------------------
              Elizabeth G. Cook                    Hassell H. McClellan


           /s/ Kathleen F. Driscoll              /s/ Michele G. Van Leer
           ------------------------              -----------------------
             Kathleen F. Driscoll                  Michele G. Van Leer


             /s/ Diane C. Kessler                 /s/ Robert F. Verdonck
             --------------------                 ----------------------
               Diane C. Kessler                     Robert F. Verdonck

                     Being all of the Trustees of the Trust.

     Then personally appeared the above-named Elizabeth G. Cook, Kathleen F. Driscoll, Diane C. Kessler, Hassell H. McClellan, Michele G. Van Leer and Robert
F. Verdonck, who severally acknowledged the foregoing instrument to be their free act and deed.

                                                    Before me

                                               /s/ Rosalie Calabraro
                                               ---------------------
                                                   Notary Public

My commission expires:                                                  [Seal]

September 4, 2009
-----------------